Exhibit 99.1

Stock Yards Bancorp Reports Third Quarter 2015 Net Income of $9.3 Million or $0.62 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 26, 2015--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported results for the third quarter and nine months ended September 30, 2015, with net income for the third quarter totaling $9.3 million or $0.62 per diluted share. Net income for the year-earlier period, which included the impact of a $2.1 million release of reserves for loan losses in the third quarter of 2014, was $9.9 million or $0.67 per diluted share.

The Company's performance for the third quarter of 2015 reflected several positive factors, including:

  Strong loan portfolio growth, at the fastest pace of the year, together with a solid pipeline of loan production entering the final quarter of the year;
  Continued strength in credit quality that again enabled the Company to forego a provision for loan losses;
  The ongoing positive impact of diverse sources of fee income, led by higher mortgage banking revenue; and
  Solid returns on average assets and equity.
The following is a summary of the Company's reported results:

Quarter Ended September 30,	2015	2014	Change
Net income	$9,284,000	$9,889,000	-6.1%
Net income per share, diluted	$0.62	$0.67	-7.5%
Return on average equity	13.32%	15.79%
Return on average assets	1.44%	1.64%

Nine Months Ended September 30,	2015	2014	Change
Net income	$27,541,000	$26,100,000	5.5%
Net income per share, diluted	$1.84	$1.77	4.0%
Return on average equity	13.59%	14.45%
Return on average assets	1.46%	1.47%

"We are pleased to announce another good quarterly performance for Stock Yards Bancorp, highlighted by strong loan production and solid portfolio growth," said David P. Heintzman, Chairman and Chief Executive Officer. "Amplifying this ongoing success, credit quality metrics remained at extremely strong levels in the third quarter, while our diverse sources of non-banking revenue continued to drive overall growth in fee-based income."

Heintzman noted that each of the Company's three markets participated in the quarter's loan growth, as loan production continued to outpace last year's record level. The Cincinnati market, which benefited from the recent opening of two branches and the addition of new lenders there, contributed significantly to the Company's overall loan growth for the quarter. Based on this combined momentum, Heintzman believes that solid, if not record loan production will extend into the fourth quarter, positioning the Company for a strong finish for the year.

"As to the quality of our loan portfolio, credit metrics remained at very strong levels for the third quarter, which enabled us to again forego a provision for loan losses while still providing solid coverage ratios for potential losses in our portfolio," Heintzman continued. "Moreover, metrics that serve as early indicators of credit stress, such as past due balances, remain favorable, further assuring the soundness of our portfolio."

"I also would point out the strength of our fee-income activities, which again contributed more than 31% of our total revenue for the quarter," Heintzman added. "With total assets under management of almost $2.2 billion, our investment management and trust department remains the most significant source of these revenues, even as it tracks slightly below year-earlier levels. However, so far this year, it has generated net new business well ahead of levels for the same period last year, and we are confident that the investment management and trust department's revenue will resume its growth in 2016. Meanwhile, our mortgage banking revenue, after peaking in the second quarter of 2015, continues to exceed our expectations."

Concluding, Heintzman said, "We are pleased with the Company's solid results for the third quarter and its progress in virtually all areas of our business. These factors reaffirm our confidence in the strategies we have established to grow Stock Yards Bancorp prudently, remain consistent in our performance, and generate attractive returns for our stockholders over the long term through higher earnings and dividend increases. Looking forward to the fourth quarter of the year, we are enthusiastic about the opportunities ahead to extend this progress and to continue to outpace our peers as one of the nation's high-performing community banks."

Total assets increased $217 million or 9% at September 30, 2015, to $2.62 billion from $2.41 billion at September 30, 2014. The Company's loan portfolio increased $169 million or 9% to $1.95 billion at September 30, 2015, from $1.79 billion at September 30, 2014. Total deposits increased $134 million or 7% to $2.14 billion at September 30, 2015, from $2.01 billion at September 30, 2014. Core deposits, as defined by the Company's primary regulator, as a percentage of total deposits remained virtually unchanged at 98.4% as of September 30, 2015, compared with 98.1% at September 30, 2014.

Posting strong capital levels in the third quarter of 2015, the Company again exceeded required thresholds necessary to be considered a "well-capitalized" institution – the highest capital rating for financial institutions. Anchored by a consistently solid capital position, Stock Yards Bancorp has continued to pursue capital strategies to enhance stockholder value by increasing cash dividends – raising its dividend rate seven times since December 2010 – while maintaining its financial flexibility to pursue expansion and acquisition opportunities that may arise from industry consolidation. In August 2015, Stock Yards Bancorp's Board of Directors declared a quarterly cash dividend of $0.24 per common share, which was distributed on October 1, 2015, to stockholders of record as of September 14, 2015.

Net interest income – the Company's largest source of revenue – increased $718 thousand or 3% to $22.1 million in the third quarter of 2015 from $21.4 million in the prior-year quarter.

As anticipated, net interest margin (on a fully tax-equivalent basis) remained under pressure in the third quarter of 2015, declining to 3.66% from 3.75% in the second quarter of 2015 and 3.80% in the third quarter of 2014. A general trend over the past year, margin compression reflects the prevailing low interest rate environment as well as the impact of heightened competition on lending rates. Management anticipates that margin pressure likely will continue considering that interest rate levels could remain unchanged over the near team. Moreover, any initial increases in interest rates will not immediately benefit the Company since approximately 65% of its loan portfolio is at fixed rates and 15% of its loan portfolio is priced at variable rates with floors of 4%. Therefore, a rise in rates would have a short-term negative impact on net interest margin until floor thresholds are surpassed.

Non-performing loans (NPLs) totaled $11.2 million or 0.57% of total loans outstanding at September 30, 2015, up from $9.9 million or 0.52% of total loans outstanding at June 30, 2015, but down from $20.5 million or 1.15% of total loans at September 30, 2014. The increase in NPLs for the third quarter of 2015 primarily reflected the migration of two lending relationships to non-accrual status, on which the Company's exposure to loss is now fully allocated within its reserve for loan losses. Similarly, non-performing assets (NPAs), which include NPLs along with other real estate owned (OREO) and repossessed assets, were $15.8 million or 0.60% of total assets at September 30, 2015, up slightly from $14.2 million or 0.57% of total assets at June 30, 2015, but down from $23.3 million or 0.97% of total assets at September 30, 2014. Despite the small increases in NPLs and NPAs in the third quarter, the Company continues to see broadly improving trends, which now extend over the past two years and have enabled the Company to reach asset quality levels not experienced on a regular basis since 2008.

Net charge-offs for the third quarter of 2015 totaled $1.7 million or 0.09% of average loans, up from $1.6 million or 0.08% of average loans for the second quarter of 2015 and $537 thousand or 0.03% of average loans for the prior-year quarter. Net charge-offs for the third quarter of 2015 included a $2.0 million charge-off on one lending relationship, to which reserves had been fully allocated. This charge-off was offset in part by a $650 thousand recovery against a loan that was previously charged off.

Considering management's overall assessment of risk in the loan portfolio, including the impact of recent loan growth and ongoing improvements in asset quality, the Company did not record a loan loss provision for the third quarter of 2015, a continuation of a pattern that began in the fourth quarter of 2014, after the release of $2.1 million of reserves in the third quarter of 2014. The Company's allowance for loan losses was 1.11% of total loans as of September 30, 2015, down from 1.23% at June 30, 2015, and 1.52% at September 30, 2014.

Total non-interest income in the third quarter of 2015 increased $135 thousand or 1.4% to $10.0 million from $9.9 million in the prior-year quarter, primarily reflecting a $131 thousand or 20% increase in mortgage banking revenue, which was offset by a $129 thousand or 3% decline in revenue from investment management and trust services, the largest source of fee income for the Company. Total non-interest income in the first nine months of 2015 increased $495 thousand or 1.7% to $29.9 million from $29.4 million in the prior-year period, reflecting trends similar to the third quarter, but with even stronger growth in mortgage banking revenue.

Total non-interest expense for the third quarter of 2015 decreased $279 thousand or 1.5% to $18.4 million from $18.7 million in the prior-year quarter. The decrease was due primarily to incentive compensation last year associated with that period's higher net income, which more than offset current increases in salaries and health insurance costs that reflected the addition of lenders and staff during the past year along with higher health insurance costs. Total non-interest expense for the first nine months of 2015 increased $1.1 million or 2.1% to $55.1 million from $54.0 million in the prior-year quarter due primarily to a swing to losses on OREO for the year-to-date 2015 period from gains on OREO for the first nine months of 2014.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.6 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Total stockholders' equity (a)	$280,948	$272,382	$251,446
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,654)	(1,706)	(1,878)
Tangible common equity (c)	$278,612	$269,994	$248,886

Total assets (b)	$2,624,607	$2,482,687	$2,407,871
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,654)	(1,706)	(1,878)
Tangible assets (d)	$2,622,271	$2,480,299	$2,405,311

Total stockholders' equity to total assets (a/b)	10.70%	10.97%	10.44%
Tangible common equity ratio (c/d)	10.62%	10.89%	10.35%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2014.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2015 Earnings Release
(In thousands unless otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Income Statement Data
Net interest income, fully tax equivalent (1)	$22,312	$21,604	$66,196	$62,981
Interest income:
Loans	$20,924	$20,429	$61,951	$59,575
Federal funds sold	65	73	184	215
Mortgage loans held for sale	67	54	180	128
Securities	2,228	2,136	6,816	6,391
Total interest income	23,284	22,692	69,131	66,309
Interest expense:
Deposits	900	1,065	2,811	3,319
Federal funds purchased	7	8	19	23
Securities sold under agreements to repurchase	42	37	111	100
Federal Home Loan Bank (FHLB) advances	254	219	694	621
Total interest expense	1,203	1,329	3,635	4,063
Net interest income	22,081	21,363	65,496	62,246
Provision for loan losses	-	(2,100)	-	(400)
Net interest income after provision for loan losses	22,081	23,463	65,496	62,646
Non-interest income:
Investment management and trust income	4,373	4,502	13,576	13,825
Service charges on deposit accounts	2,342	2,294	6,621	6,620
Bankcard transaction revenue	1,223	1,182	3,591	3,466
Mortgage banking revenue	772	641	2,513	1,951
Loss on the sale of securities	-	-	-	(9)
Brokerage commissions and fees	585	539	1,545	1,506
Bank owned life insurance	222	229	670	699
Other non-interest income	468	463	1,361	1,324
Total non-interest income	9,985	9,850	29,877	29,382
Non-interest expense:
Salaries and employee benefits expense	11,333	11,855	33,816	33,697
Net occupancy expense	1,518	1,422	4,437	4,431
Data processing expense	1,572	1,591	4,782	4,869
Furniture and equipment expense	282	269	789	796
FDIC insurance expense	318	340	932	1,032
Loss (gain) on other real estate owned	(12)	7	153	(342)
Other non-interest expenses	3,419	3,225	10,167	9,471
Total non-interest expense	18,430	18,709	55,076	53,954
Net income before income tax expense	13,636	14,604	40,297	38,074
Income tax expense	4,352	4,715	12,756	11,974
Net income	$9,284	$9,889	$27,541	$26,100

Weighted average shares - basic	14,754	14,574	14,704	14,542
Weighted average shares - diluted	14,986	14,748	14,940	14,732

Net income per share, basic	$0.63	$0.68	$1.87	$1.79
Net income per share, diluted	0.62	0.67	1.84	1.77
Cash dividend declared per share	0.24	0.22	0.71	0.65

Balance Sheet Data (at period end)
Total loans			$1,954,425	$1,785,320
Allowance for loan losses			21,614	27,124
Total assets			2,624,607	2,407,871
Non-interest bearing deposits			595,039	491,677
Interest bearing deposits			1,546,539	1,516,144
Federal Home Loan Bank advances			43,699	36,919
Stockholders' equity			280,948	251,446
Total shares outstanding			14,869	14,704
Book value per share			18.89	17.10
Market value per share			36.35	30.10

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2015 Earnings Release

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Average Balance Sheet Data
Average federal funds sold	$86,008	$86,252	$76,508	$86,764
Average mortgage loans held for sale	5,045	4,934	5,464	4,059
Average securities available for sale	402,487	380,202	409,010	381,827
Average FHLB stock and other securities	6,347	6,347	6,347	6,893
Average loans	1,923,762	1,788,786	1,896,592	1,758,592
Average earning assets	2,416,364	2,257,679	2,386,168	2,228,975
Average assets	2,560,680	2,395,274	2,528,498	2,366,608
Average interest bearing deposits	1,557,177	1,525,964	1,570,424	1,542,782
Average total deposits	2,129,583	2,000,477	2,112,343	1,985,592
Average securities sold under agreement to repurchase	71,144	64,985	64,541	59,441
Average federal funds purchased and other short term borrowings	16,156	17,789	15,484	18,855
Average Federal Home Loan Bank advances	42,732	36,747	40,196	35,321
Average interest bearing liabilities	1,687,209	1,645,485	1,690,644	1,656,399
Average stockholders' equity	276,563	248,412	270,955	241,509

Performance Ratios
Annualized return on average assets	1.44%	1.64%	1.46%	1.47%
Annualized return on average equity	13.32%	15.79%	13.59%	14.45%
Net interest margin, fully tax equivalent	3.66%	3.80%	3.71%	3.78%
Non-interest income to total revenue, fully tax equivalent	30.92%	31.32%	31.10%	31.81%
Efficiency ratio	57.06%	59.48%	57.33%	58.42%

Capital Ratios
Average stockholders' equity to average assets	10.80%	10.37%	10.72%	10.20%
Common equity tier 1 capital (2)			12.68%
Tier 1 risk-based capital			12.68%	12.67%
Total risk-based capital			13.68%	13.92%
Leverage			10.82%	10.38%

Loans by Type
Commercial and industrial			$610,877	$533,774
Construction and development			128,820	121,141
Real estate mortgage - commercial investment			491,171	445,512
Real estate mortgage - owner occupied commercial			357,628	343,218
Real estate mortgage - 1-4 family residential			222,643	208,995
Home equity - first lien			49,937	39,344
Home equity - junior lien			62,223	65,181
Consumer			31,126	28,155

Asset Quality Data
Allowance for loan losses to total loans			1.11%	1.52%
Allowance for loan losses to average loans	1.12%	1.52%	1.14%	1.54%
Allowance for loan losses to non-performing loans			193.03%	132.26%
Nonaccrual loans			$9,574	$13,845
Troubled debt restructuring			1,079	6,456
Loans - 90 days past due & still accruing			544	207
Total non-performing loans			11,197	20,508
OREO and repossessed assets			4,607	2,768
Total non-performing assets			15,804	23,276
Non-performing loans to total loans			0.57%	1.15%
Non-performing assets to total assets			0.60%	0.97%
Net charge-offs to average loans (3)	0.09%	0.03%	0.17%	0.06%
Net charge-offs	$1,694	$537	$3,306	998

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2015 Earnings Release

	Five Quarter Comparison
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Income Statement Data
Net interest income, fully tax equivalent (1)	$22,312	$22,035	$21,849	$21,749	$21,604
Net interest income	$22,081	$21,801	$21,614	$21,511	$21,363
Provision (credit) for loan losses	-	-	-	-	(2,100)
Net interest income after provision for loan losses	22,081	21,801	21,614	21,511	23,463
Investment management and trust income	4,373	4,651	4,552	4,387	4,502
Service charges on deposit accounts	2,342	2,199	2,080	2,263	2,294
Bankcard transaction revenue	1,223	1,246	1,122	1,207	1,182
Mortgage banking revenue	772	913	828	702	641
Brokerage commissions and fees	585	499	461	554	539
Bank owned life insurance	222	226	222	228	229
Other non-interest income	468	485	408	432	463
Total non-interest income	9,985	10,219	9,673	9,773	9,850
Salaries and employee benefits expense	11,333	11,383	11,100	10,990	11,855
Net occupancy expense	1,518	1,450	1,469	1,532	1,422
Data processing expense	1,572	1,756	1,454	1,524	1,591
Furniture and equipment expense	282	260	247	220	269
FDIC Insurance expense	318	317	297	282	340
Loss (gain) on other real estate owned	(12)	145	20	71	7
Other non-interest expenses	3,419	3,556	3,192	4,636	3,225
Total non-interest expense	18,430	18,867	17,779	19,255	18,709
Net income before income tax expense	13,636	13,153	13,508	12,029	14,604
Income tax expense	4,352	4,151	4,253	3,307	4,715
Net income	$9,284	$9,002	$9,255	$8,722	$9,889

Weighted average shares - basic	14,754	14,710	14,647	14,610	14,574
Weighted average shares - diluted	14,986	14,936	14,852	14,823	14,748

Net income per share, basic	$0.63	$0.61	$0.63	$0.60	$0.68
Net income per share, diluted	0.62	0.60	0.62	0.59	0.67
Cash dividend declared per share	0.24	0.24	0.23	0.23	0.22

Balance Sheet Data (at period end)
Cash and due from banks	$37,335	$37,775	$33,889	$42,216	$38,302
Federal funds sold	17,859	20,901	23,630	32,025	31,265
Mortgage loans held for sale	5,539	8,237	6,481	3,747	4,069
Securities available for sale	504,366	412,866	471,702	513,056	449,572
FHLB stock and other securities	6,347	6,347	6,347	6,347	6,347
Total loans	1,954,425	1,899,302	1,874,010	1,868,550	1,785,320
Allowance for loan losses	21,614	23,308	24,882	24,920	27,124
Total assets	2,624,607	2,482,687	2,512,263	2,563,868	2,407,871
Non-interest bearing deposits	595,039	551,723	531,190	523,947	491,677
Interest bearing deposits	1,546,539	1,520,042	1,579,039	1,599,680	1,516,144
Securities sold under agreements to repurchase	67,557	64,418	59,877	69,559	66,955
Federal funds purchased	62,101	13,290	14,437	47,390	16,296
Federal Home Loan Bank advances	43,699	38,855	36,744	36,832	36,919
Stockholders' equity	280,948	272,382	267,601	259,895	251,446
Total shares outstanding	14,869	14,852	14,795	14,745	14,704
Book value per share	18.89	18.34	18.09	17.63	17.10
Market value per share	36.35	37.79	34.43	33.34	30.10

Capital Ratios
Average stockholders' equity to average assets	10.80%	10.86%	10.48%	10.31%	10.37%
Common equity tier 1 capital (2)	12.68%	12.72%	12.63%
Tier 1 risk-based capital	12.68%	12.72%	12.63%	12.63%	12.67%
Total risk-based capital	13.68%	13.82%	13.82%	13.86%	13.92%
Leverage	10.82%	10.83%	10.41%	10.26%	10.38%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2015 Earnings Release

	Five Quarter Comparison
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Average Balance Sheet Data
Average federal funds sold	$86,008	$56,671	$86,855	$107,419	$86,252
Average mortgage loans held for sale	5,045	7,701	3,631	4,301	4,934
Average investment securities	402,487	406,854	417,858	425,749	380,202
Average loans	1,923,762	1,887,913	1,877,594	1,815,798	1,788,786
Average earning assets	2,416,364	2,357,555	2,384,233	2,351,442	2,257,679
Average assets	2,560,680	2,498,677	2,525,753	2,492,859	2,395,274
Average interest bearing deposits	1,557,177	1,557,922	1,596,602	1,566,411	1,525,964
Average total deposits	2,129,583	2,090,448	2,116,855	2,085,692	2,000,477
Average securities sold under agreement to repurchase	71,144	58,060	64,344	68,597	64,985
Average federal funds purchased and other short term borrowings	16,156	14,420	15,874	16,299	17,789
Average Federal Home Loan Bank advances	42,732	41,017	36,774	36,862	36,747
Average interest bearing liabilities	1,687,209	1,671,419	1,713,594	1,688,169	1,645,485
Average stockholders' equity	276,563	271,477	264,694	257,047	248,412

Performance Ratios
Annualized return on average assets	1.44%	1.45%	1.49%	1.39%	1.64%
Annualized return on average equity	13.32%	13.30%	14.18%	13.46%	15.79%
Net interest margin, fully tax equivalent	3.66%	3.75%	3.72%	3.67%	3.80%
Non-interest income to total revenue, fully tax equivalent	30.92%	31.68%	30.69%	31.00%	31.32%
Efficiency ratio	57.06%	58.50%	56.40%	61.08%	59.48%

Loans by Type
Commercial and industrial	$610,877	$595,584	$579,350	$571,754	$533,774
Construction and development	128,820	122,239	119,841	117,001	121,141
Real estate mortgage - commercial investment	491,171	484,130	486,371	487,822	445,512
Real estate mortgage - owner occupied commercial	357,628	342,908	341,454	340,982	343,218
Real estate mortgage - 1-4 family residential	222,643	216,864	206,634	211,548	208,995
Home equity - 1st lien	49,937	42,612	45,288	43,779	39,344
Home equity - junior lien	62,223	65,354	65,824	66,268	65,181
Consumer	31,126	29,611	29,248	29,396	28,155

Asset Quality Data
Allowance for loan losses to total loans	1.11%	1.23%	1.33%	1.33%	1.52%
Allowance for loan losses to average loans	1.12%	1.23%	1.33%	1.37%	1.52%
Allowance for loan losses to non-performing loans	193.03%	236.08%	215.67%	209.76%	132.26%
Nonaccrual loans	$9,574	$8,781	$5,279	$5,199	$13,845
Troubled debt restructuring	1,079	1,092	6,257	6,352	6,456
Loans - 90 days past due & still accruing	544	-	1	329	207
Total non-performing loans	11,197	9,873	11,537	11,880	20,508
OREO and repossessed assets	4,607	4,296	5,891	5,977	2,768
Total non-performing assets	15,804	14,169	17,428	17,857	23,276
Non-performing loans to total loans	0.57%	0.52%	0.62%	0.64%	1.15%
Non-performing assets to total assets	0.60%	0.57%	0.69%	0.70%	0.97%
Net charge-offs to average loans (3)	0.09%	0.08%	0.00%	0.12%	0.03%
Net charge-offs	$1,694	$1,574	$38	$2,204	$537

Other Information
Total assets under management (in millions)	$2,189	$2,289	$2,288	$2,271	$2,228
Full-time equivalent employees	546	538	533	524	527

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Regulatory agencies updated capital rules and calculations effective January 1, 2015. The new rules established a new "Common equity tier 1 capital" ratio which was not previously defined.

(3) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and Chief Financial Officer